Exhibit 1.1

3M COMPANY
1.625% Notes due 2019

3.875% Notes due 2044

TERMS AGREEMENT

May 29, 2014

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

As representatives of the several Agents

identified in Schedule I hereto

Dear Ladies and Gentlemen:

3M Company (the “Company”) proposes, subject to the terms and conditions stated herein and in the Amended and Restated Distribution Agreement, dated May 16, 2014 (the “Distribution Agreement”), between the Company on the one hand and Goldman, Sachs & Co., Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and UBS Securities LLC (the “Agents”) on the other, to issue and sell to Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC and each of the Agents identified in Schedule I hereto, for whom Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC are acting as representatives, the securities specified in Schedule I hereto (the “Purchased Securities”).  Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agents, as agents of the Company, of offers to purchase Securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein.  Nothing contained herein or in the Distribution Agreement shall make any party hereto an agent of the Company or make such party subject to the provisions therein relating to the solicitation of offers to purchase Securities from the Company, solely by virtue of its execution of this Terms Agreement.  Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, except that each representation and warranty in Section 1 of the Distribution Agreement which makes reference to the Prospectus shall be deemed to be a representation and warranty as of the date of the Distribution Agreement in relation to the Prospectus (as therein defined), and also a representation and a warranty as of the date of this Terms Agreement in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

A supplement to the Prospectus relating to the Purchased Securities, in a form satisfactory to you will be filed with the Commission within the time period specified in Rule 424(b) of the Securities Act of 1933.

Subject to the terms and conditions set forth herein and in the Distribution Agreement incorporated herein by reference, the Company agrees to issue and sell to Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC and each of the Agents identified in Schedule I hereto, and such Agents severally agree to purchase from the Company the Purchased Securities, at the time and place, in the principal amount and at the purchase price set forth in Schedule I hereto.

If one or more of the Agents shall fail at the Time of Delivery to purchase the Purchased Securities (the “Defaulted Securities”), then the nondefaulting Agents shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Agents to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; provided however, that if such arrangements shall not have been completed within such 24-hour period, then:

(a)                                 if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Purchased Securities, the nondefaulting Agents shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial obligations under this Terms Agreement bear to the obligations of all nondefaulting Agents under this Terms Agreement; or

(b)                                 if the aggregate principal amount of Defaulted Securities exceed 10% of the aggregate principal amount of Purchased Securities, this Terms Agreement shall terminate without liability on the part of any nondefaulting Agent.

No action taken pursuant to the paragraph above shall relieve any defaulting Agent from liability in respect of its default.  In the event of any such default which does not result in a termination of this Terms Agreement, either the nondefaulting Agents or the Company shall have the right to postpone the Time of Delivery for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

2

If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon acceptance hereof by you this letter and such acceptance hereof, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company.

3M Company

By:	/s/ David W. Meline
	Name:	David W. Meline
	Title:	Senior Vice President and Chief Financial Officer

By:	/s/ Scott D. Krohn
	Name:	Scott D. Krohn
	Title:	Vice President and Treasurer

[Signature Page to Terms Agreement]

Accepted as of the date hereof:

Goldman, Sachs & Co.

By:	/s/ Ryan Gilliam
Name: Ryan Gilliam
Title: Vice President

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:	/s/ Brendan Hanley
Name: Brendan Hanley
Title: Managing Director

Morgan Stanley & Co. LLC

By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: Executive Director

On behalf of themselves and the other several Agents

[Signature Page to Terms Agreement]

Schedule I

1.625% NOTES DUE 2019

TITLE OF PURCHASED SECURITIES:
                                                Medium-Term Notes, Series F, 1.625% Notes due 2019

AGGREGATE PRINCIPAL AMOUNT:
                                                $625,000,000

Price to Public: 99.434%

PURCHASE PRICE to be paid by Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC:

99.184% of the principal amount of the Purchased Securities, plus accrued interest, if any, from June 5, 2014.

METHOD OF AND SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

By wire transfer to a bank account specified by the Company in immediately available funds.

INDENTURE:

Indenture, dated as of November 17, 2000, as supplemented by a First Supplemental Indenture dated as of July 29, 2011 and as it may be further supplemented from time to time, between the Company and The Bank of New York Mellon Trust Company, N.A., Trustee

APPLICABLE TIME: 5:00 p.m. May 29, 2014 Eastern Time

TIME OF DELIVERY: June 5, 2014

CLOSING LOCATION: Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019

MATURITY: June 15, 2019

INTEREST RATE:

1.625% per annum

INTEREST PAYMENT DATES:

June 15 and December 15 of each year, commencing December 15, 2014

DOCUMENTS TO BE DELIVERED:

The following documents referred to in the Distribution Agreement shall be delivered as a condition to the Closing:

(l)                                     The opinion or opinions of counsel to the Agents referred to in Section 4(h).

(2)                                 The opinion of counsel to the Company referred to in Section 4(i).

(3)                                 The accountants’ letters referred to in Section 4(j), which shall be delivered on the date hereof with a bring-down comfort letter in form and substance satisfactory to the Agents to be delivered on the date of Closing.

(4)                                 The officers’ certificate referred to in Section 4(k).

OTHER PROVISIONS (INCLUDING SYNDICATE PROVISIONS, IF APPLICABLE):

Optional Make-Whole Redemption as described in the Final Term Sheet attached to this Terms Agreement as Exhibit A

Schedule of Agents:

Agents	Principal Amount of 1.625% Notes due 2019
Goldman, Sachs & Co.	$208,334,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	208,333,000
Morgan Stanley & Co. LLC	208,333,000
Total	$625,000,000

3.875% NOTES DUE 2044

TITLE OF PURCHASED SECURITIES:
                                                Medium-Term Notes, Series F, 3.875% Notes due 2044

AGGREGATE PRINCIPAL AMOUNT:
                                                $325,000,000

Price to Public: 96.940%

PURCHASE PRICE to be paid by Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC:

96.190% of the principal amount of the Purchased Securities, plus accrued interest, if any, from June 5, 2014.

METHOD OF AND SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

By wire transfer to a bank account specified by the Company in immediately available funds.

INDENTURE:

Indenture, dated as of November 17, 2000, as supplemented by a First Supplemental Indenture dated as of July 29, 2011 and as it may be further supplemented from time to time, between the Company and The Bank of New York Mellon Trust Company, N.A., Trustee

APPLICABLE TIME: 5:00 p.m. May 29, 2014 Eastern Time

TIME OF DELIVERY: June 5, 2014

CLOSING LOCATION: Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019

MATURITY: June 15, 2044

INTEREST RATE:

3.875% per annum

INTEREST PAYMENT DATES:

June 15 and December 15 of each year, commencing December 15, 2014

DOCUMENTS TO BE DELIVERED:

The following documents referred to in the Distribution Agreement shall be delivered as a condition to the Closing:

(l)                                     The opinion or opinions of counsel to the Agents referred to in Section 4(h).

(2)                                 The opinion of counsel to the Company referred to in Section 4(i).

(3)                                 The accountants’ letters referred to in Section 4(j), which shall be delivered on the date hereof with a bring-down comfort letter in form and substance satisfactory to the Agents to be delivered on the date of Closing.

(4)                                 The officers’ certificate referred to in Section 4(k).

OTHER PROVISIONS (INCLUDING SYNDICATE PROVISIONS, IF APPLICABLE):

Optional Make-Whole Redemption as described in the Final Term Sheet attached to this Terms Agreement as Exhibit A

Schedule of Agents:

Agents	Principal Amount of 3.875% Notes due 2044
Goldman, Sachs & Co.	$108,334,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	108,333,000
Morgan Stanley & Co. LLC	108,333,000
Total	$325,000,000

Schedule II

Materials Other than the Pricing Prospectus and Final Term Sheet Included in the

Disclosure Package

None

Schedule III

Issuer Free Writing Prospectuses Not Included in the

Disclosure Package

Road Show: None

Exhibit A

Final Term Sheet

A-1